UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

GREAT SOUTHERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GSBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Set forth below is presentation material of Great Southern Bancorp, Inc., the holding company for Great Southern Bank.

June 30, 2025 1

Loan Portfolio Gross Loans [in thousands] *Includes Home Equity Loans of $117,650 *Includes Home Equity Loans of $114,333 06 - 30 - 25 $4,610,559 Consumer* $167,318 4% Single Family Real Estate $815,971 18% Multi - family Real Estate $1,577,941 34% Commercial Real Estate $1,487,680 32% Const & Land Dev $366,567 8% Commercial Business $195,082 4% 2

Loan Portfolio by Region Gross Loans [in thousands] Kansas City $203,534 4% St. Louis $791,838 16% Springfield $369,144 8% Missouri - Other $235,629 5% Iowa/Nebraska /South Dakota $372,469 8% Minnesota $342,622 8% Oklahoma 3% Denver $139,131 $129,917 3% Colorado - Other $131,473 3% Georgia $131,287 3% Chicago $158,884 3% Dallas $220,073 5% Texas - Other $358,776 8% Phoenix $135,679 3% Florida $149,293 3% Midwest Region $255,285 6% Southern Region $372,672 9% Other Region $112,854 2% 06 - 30 - 25 $4,610,559 3

Commercial Real Estate by Industry Gross Loans [in thousands] Retail $265,444 18% Healthcare $259,665 17% Motels / Hotels $250,836 17% Restaurants $105,312 7% Office Buildings $176,002 12% Industrial $266,355 18% Storage $67,646 5% Other $96,420 6% 06 - 30 - 25 $1,487,680 4

Commercial Real Estate by Region Gross Loans [in thousands] $109,784 8% St. Louis $261,392 18% Springfield $97,880 6% Missouri - Other $106,819 7% Iowa/Nebraska/ South Dakota $103,433 7% Minnesota $89,839 6% Chicago $145,421 10% Texas $121,966 8% Midwest Region $150,012 10% Southern Region $200,251 13% Other Region Kansas City $100,883 7% 06 - 30 - 25 $1,487,680 5

Commercial Real Estate Office and Retail All Data as of 06/30/25 Gross Loans [in thousands] St. Louis $55,366 31% Springfield $20,435 12% Oklahoma $17,845 10% Minnesota $12,301 7% Chicago $29,480 17% Denver $13,146 8% Midwest Region $9,271 5% Southern Region $5,822 3% Kansas City 18,548 5% 6 St. Louis 93,268 25% Springfield 15,426 4% Missouri - Other 40,957 11% Oklahoma 388 0% Minnesota 23,896 7% Chicago 28,654 8% Denver 11,165 3% Midwest Region 60,808 16% Southern Region 56,973 15% Other Region 20,673 6% Office $176,002 Other Region $1,982 1% Kansas City $10,354 6% Retail + Restaurant $370,756 Average credit size is $1,419,370 Average credit size is $1,483,023

Commercial Real Estate Office and Retail All Data as of 06/30/25 7 Gross Loans [in thousands] Office - $176,002 Retail + Restaurant - $370,756 100% of Office Portfolio – Pass Rated Restaurants Neighborhood & Shopping Center Mixed - Use Single Tenant Strip Center $105,312 $69,379 $20,768 $48,502 $108,637 Outstanding Balance 86 14 14 65 56 # of Loans $1,197 $4,956 $1,483 $746 $1,940 Avg. Loan Size 58% 51% 60% 48% 57% Weighted Avg. LTV 100% of Retail Portfolio – Pass Rated Traditional Medical $154,221 $21,781 Outstanding Balance 105 18 # of Loans $1,469 $1,146 Avg. Loan Size Owner Occupied 67% Weighted Avg. LTV $18,512 51 # of Loans $363 Avg. Loan Size 46% Weighted Avg. LTV Other Office Sq. Ft. $83,300 >100,000 $25,432 20,000 - 100,000 $25,978 <20,000 54 # of Loans $2,513 Avg. Loan Size 44% Weighted Avg. LTV

Construction & Land Development by Industry Gross Loans [in thousands] Single Family $21,667 6% Apartments $149,635 41% Dev $25,415 7% Commercial Land Dev $27,297 Residential Land 7% Retail $42,863 12% Industrial $37,456 10% Storage $15,539 4% Other $46,695 13% 06 - 30 - 25 $366,567 8

Construction & Land Development by Region Gross Loans [in thousands] 15% Missouri - Other $25,716 7% Denver $20,860 6% Colorado - Other $63,093 17% Dallas $14,511 4% Texas - Other $35,773 10% Phoenix $13,827 4% Midwest Region $51,998 14% Southern Region $73,882 20% Other Region $9,898 3% St. Louis $57,009 06 - 30 - 25 $366,567 9

Multi Family Real Estate by Region Gross Loans [in thousands] St. Louis $124,719 8% Missouri - Other $55,754 4% Iowa/Nebraska/ South Dakota $180,927 11% Minnesota $185,489 12% Oklahoma $71,401 5% Denver $82,695 5% Colorado - Other $47,064 3% Georgia $86,469 5% Dallas $138,577 9% Texas - Other $246,937 16% Midwest Region $50,869 3% Southern Region $224,407 14% 06 - 30 - 25 Other Region $82,633 5% $1,577,941 Average credit size is $6,414,393 Average credit size is $6,499,277 10

Multi Family Real Estate by LTV Gross Loans [in thousands] 26% - 50% $420,767 27% 51% - 75% $1,056,245 67% $50,109 3% $33,185 2% 06 - 30 - 25 76% - 85% 86% and higher $1,577,941 25% or less $17,635 1% 11

Non - performing by Type Gross Loans [in thousands] 06 - 30 - 25 $2,044 *Includes Home Equity Loans of $0 *Includes Home Equity Loans of $23 Consumer* $18 1% Single Family Real Estate $2,026 99% 12

Non - performing by Region Gross Loans [in thousands] Missouri $224 11% Midwest Region $427 21% Southern Region $1,148 56% Other Region $245 12% 06 - 30 - 25 $2,044 13

States by Region Midwest Region Southern Region • Illinois • Indiana • Iowa • Kansas • Michigan • Minnesota • Missouri • Nebraska • North Dakota • Ohio • South Dakota • Wisconsin • Alabama • Arkansas • Delaware • Florida • Georgia • Kentucky • Louisiana • Maryland 14 • Mississippi • North Carolina • Oklahoma • South Carolina • Tennessee • Texas • Virginia • Washington DC • West Virginia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date: July 16, 2025	By:	/s/ Joseph W. Turner
Joseph W. Turner President and Chief Executive Officer